Exhibit 99.1

PriceSmart Restates Interim Fiscal 2005 Financial Statements to Reflect Deemed Dividend on

Preferred Stock Conversion

San Diego, CA, November 10, 2005 – PriceSmart, Inc. (NASDAQ:PSMT) today announced that it has restated its consolidated balance sheets and consolidated statements of operations for the periods ending November 30, 2004, February 28, 2005 and May 31, 2005 to reflect a “deemed dividend” and has filed amended Quarterly Reports on Form 10-Q reflecting such restatements.

In connection with a routine review by the U.S. Securities and Exchange Commission of a registration statement filed by the Company on Form S-1, the Company has decided to restate the financial statements referenced above to record a $20.6 million “deemed dividend” in the Company’s first fiscal quarter of 2005 with respect to the Company’s exchange of shares of common stock for the then-outstanding shares of Series A and Series B Preferred Stock. The exchange of shares of common stock for shares of Series B Preferred Stock occurred on October 29, 2004, and the exchange of shares of common stock for shares of Series A Preferred Stock occurred on November 23, 2004.

The restatements do not change the Company’s previously reported revenue, operating income, net loss, cash, assets, liabilities or stockholders’ equity. However, the restatements will reflect a non-cash charge to “deemed dividend on conversion of preferred stock” on the Company’s consolidated statement of operations of $20.6 million, with a corresponding increase in the reported “net loss attributable to common stockholders.” The amount of the charge is equal to the difference in the value at the time of exchange of the shares of common stock exchanged for the preferred stock minus the value of the shares that the holders of the preferred stock otherwise would have had the right to receive upon conversion of the preferred stock. The Company’s consolidated balance sheet will record this charge as an increase in accumulated deficit with a corresponding increase in additional paid in capital, resulting in no change to the Company’s total stockholders’ equity.

The exchange of the shares of common stock for shares of Series A and Series B Preferred Stock was part of a broad financing plan announced by the Company on September 3, 2004. Prior to that announcement, a Special Committee of the Company’s Board of Directors, comprised of directors who were not officers or employees of the Company and who were not affiliated with the holders of Series A or the Series B Preferred Stock, considered and approved the exchange and the other elements of the financing plan. The financing plan was described in detail in the Company’s Current Report on Form 8-K filed September 3, 2004, the October 5, 2004 definitive proxy statement for the Company’s October 29, 2004 special meeting of stockholders and the Company’s Annual Report on Form 10-K for the year ended August 31, 2004. The financing plan was approved by the Company’s stockholders on October 29, 2004.

In connection with its consideration of the financing plan, the Special Committee retained the services of a financial advisor, American Appraisal Associates, Inc. American Appraisal delivered a written opinion to the special committee as to the fairness, from a financial point of view, to the Company’s unaffiliated holders of common stock of the proposed financing plan. As part of its analysis, American Appraisal established values for the outstanding shares of Series A and Series B Preferred Stock.

The Company did not record any charge to net loss attributable to common stockholders in connection with the exchange in the fiscal quarter ending November 30, 2004 because the aggregate value of the shares of common stock issued in the exchange were within the range of value attributed to the Series A and Series B Preferred Stock by American Appraisal. As a result of a further review of the accounting standard applicable to a transaction of this nature (Emerging Issues Task Force, Topic D-42), the Company has determined that it is necessary to report a deemed dividend with respect to these exchanges of common stock for preferred stock. The Audit Committee of the Company’s Board of Directors has reviewed the matter with management and with the Company’s independent registered public accounting firm. In addition, the Special Committee, having received a supplemental letter from American Appraisal confirming that the change in accounting treatment does not affect its original analysis and opinion, has reaffirmed its conclusion that the financing plan, including the exchanges of common stock for the preferred stock, was advisable to the Company’s common stockholders.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 22 warehouse clubs in 11 countries and one U.S. territory (four in Panama; three in Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands). On August 12, 2005, PriceSmart completed the sale of its interest in its PriceSmart Philippines subsidiary.

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had a substantial net loss in fiscal 2004, a net loss in the first nine months of 2005, and may continue to incur losses in future periods; if the Company fails to comply with covenants governing its indebtedness, the lenders may elect to accelerate the Company’s indebtedness and foreclose on the collateral pledged to secure the indebtedness; the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; although the Company has taken and continues to take steps to improve significantly its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the success of the Company’s business requires effective assistance from local business people; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-Q filed pursuant to the Securities Exchange Act of 1934 on July 15, 2005. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. Certain prior period amounts may have been reclassified to confirm to the current period presentation.

For further information, please contact Robert E. Price, Interim Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.